Exhibit 16.1

AKIN DOHERTY KLEIN & FEUGE, P.C.
Member of the AICPA and TXCP	Registered with Public Company
Accounting Oversight Board

August 27, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Wytec International, Inc.'s statements included under Item 4.01 of its Form 8-K filed on August 27, 2019 and we agree with such statements concerning our firm.

/s/ Akin Doherty Klein & Feuge P.C.
San Antonio, Texas